EXHIBIT 10.3

FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

THIS FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “Amendment”) is made and entered into as of December 9, 2016, (the “Effective Date”) by and between Canyon Resort at Great Hills Limited Partnership, a Texas limited partnership, and Wakefield GP Canyon Resort at Great Hills, LLC, a Texas limited liability company (collectively and jointly and severally, "Seller"), and Steadfast Asset Holdings, Inc., a California corporation ("Purchaser").

RECITALS

A.Seller and Purchaser entered into that certain Agreement of Sale and Purchase dated as of November 11, 2016 (the “Purchase Agreement”), pursuant to which Seller agreed to sell and Purchaser agreed to purchase certain real property and the improvements thereon located in the City of Austin, Texas, known as Canyon Resort at Great Hills and as more particularly described in the Purchase Agreement.

B.Seller and Purchaser now desire to amend the Purchase Agreement, as more particularly set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually covenant and agree as follows:

1.Recitals. The above recitals are true and correct and are incorporated herein by this reference.
2.Defined Terms. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Purchase Agreement.
3.Amendment to Purchase Agreement. The Purchase Agreement is hereby amended as follows:
Article III. Inspection Period. The Inspection Period Expiration Date is extended until Monday, December 12, 2016 at 5:00 p.m., Pacific Standard Time.
4.    Entire Agreement. This Amendment contains the entire agreement between Seller and Purchaser relating to the rights granted and the obligations herein assumed. Any oral representations or modifications concerning this instrument shall be of no force and effect, excepting a subsequent modification in writing, signed by the party to be charged.
5.    Captions; Interpretation. Paragraph headings or captions are inserted as a matter of convenience and reference, and in no way define, limit, extend or describe the scope of this Amendment or any provision hereof. No provision in this Amendment is to be interpreted for or against either party because that party or the legal representative of that party drafted such provision.

6.    Successors and Assigns. This instrument shall bind and inure to the benefit of the respective heirs, personal representatives, grantees, successors and assigns of the parties hereto.
7.    Ratification.    Except as modified by this Amendment, the Purchase Agreement is hereby ratified and confirmed and all the terms of the Purchase Agreement shall remain unchanged and in full force and effect.
8.    Counterparts. This Amendment may be executed in counterparts, and all counterparts together shall be construed as one document. This Amendment may be executed and delivered by facsimile transmission or electronic mail (PDF) and an executed copy of this Amendment delivered by facsimile or electronic mail (PDF) transmission shall be deemed to be an original counterpart for all purposes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the day and year first above written.

PURCHASER:

STEADFAST ASSET HOLDINGS, INC., a California corporation

By:    _/s/ Ana Marie del Rio___________
Name:__Ana Marie del Rio_____________
Title:___Vice President and Secretary_____

SELLER:

CANYON RESORT AT GREAT HILLS
LIMITED PARTNERSHIP, LP,
a Texas limited partnership

By:    Fund XI GP Canyon Resort
at Great Hills, LLC,
a Texas limited liability company, its
general partner

By:    _/s/ Chris Mullins_______________
Lawrence S. Connor, President

WAKEFIELD GP CANYON RESORT
AT GREAT HILLS, LLC,
a Texas limited liability company

By:    _/s/ Chris Mullins________________
Chris Mullins, Vice President